Exhibit 10.1

SECOND AMENDMENT TO

JOINT VENTURE AGREEMENT

This Second Amendment to Joint Venture Agreement (“Amendment”) is made as of _________________, 2009, by and between Endeavor Power Corp., a Nevada corporation (“Endeavor”) and Federated Energy Corporation, a Tennessee corporation (“Federated”).

WHEREAS, on December 23, 2008, Endeavor and Federated entered into a Joint Venture Agreement (the “Original Agreement”) memorializing the terms and conditions of a business relationship between Federated and the Endeavor;

WHEREAS, on February 14, 2009, Endeavor and Federated executed a First Amendment to Joint Venture Agreement (the “First Amendment”) memorializing certain changes to the terms of the Original Agreement;

WHEREAS, the Endeavor and Federated now desire to enter into this Amendment in order to further amend certain terms and conditions of the Original Agreement and the First Amendment;

WHEREAS, as of the date hereof, Endeavor has paid a total of $285,000 (the “Paid Amounts”) towards the Joint Venture and still owes a total of $240,000 (the “Balance Due”) to Federated per the total amount due under the Original Agreement;

WHEREAS, as of the date hereof, in furtherance of the Paid Amounts, Endeavor has acquired 27.5% of the Assigned Interest, and will acquire the remaining 23.5% of the Assigned Interest as set forth in this Amendment in exchange for the Balance Due;

WHEREAS, as of the date hereof, Endeavor owes additional monies to Federated for certain payments that have been late per the terms of the First Amendment, which shall be set at a fixed amount of $50,000 and which shall no longer accrue (the “Penalty Amount”);

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the consideration set forth in the Original Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Endeavor and Federated hereby amend the Original Agreement as follows:

SECTION 1.

Definitions; References. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Original Agreement.

SECTION 2.

Amendment.

(a)

Section 3.4 is hereby amended in its entirety to read as follows:

3.4

Notwithstanding any other provision in this Agreement, Endeavor shall be entitled to receive its earned and pro-rata share of a maximum of 41.4375% of the NRI from the JV Wells, commencing on June 15, 2009 which shall include all amounts previously due.  For purposes of this Agreement, “Net Revenues” shall mean gross revenues realized from the sale of production, less all applicable royalties, overriding royalties, encumbrances, ad valorem, severance, excise and windfall profit taxes or other taxes on, or measured by production.

(b)

Section 4.2 is hereby amended in its entirety to read as follows:

4.2

Drilling Funding & Amounts Due.

(1)

Endeavor shall provide Drilling Funding to Federated as follows to be used for fracing the JV Wells, which fracing shall commence upon receipt of the first amount indicated below (each an “Installment Payment”):

(a)

June 15, 2009 - $25,000

(b)

June 25, 2009 - $25,000

(c)

July 6, 2009 - $25,000

(d)

July 16, 2009 - $25,000

(e)

July 27, 2009 - $25,000

(f)

August 6, 2009 - $25,000

(g)

August 17, 2009 - $25,000

(h)

August 27, 2009 - $25,000

(i)

September 7, 2009 - $25,000

(j)

September 17, 2009 - $15,000

(2)

In exchange for each Installment Payment, Endeavor shall receive a pro-rata portion of the Assigned Interest equaling 2.35% per Installment Payment (the “Earned WI”).

(3)

For each Installment Payment that is late, Endeavor shall forever forfeit its right to receive the Earned WI associated with such Installment Payment.  Notwithstanding such forfeiture, Federated shall still be due such Installment Payment by Endeavor.

(4)

If Endeavor is late with any two consecutive Installment Payments, Federated reserves the right to seek any portion of the Drilling Funding that remains unpaid from third parties and to complete the contemplated operations on the JV Wells with such third parties.

(5)

If all Installment Payments are timely made hereunder, then Federated shall receive 50,000 restricted shares of Endeavor’s common stock in full satisfaction of the Penalty Amount.  If all Installment Payments are not timely made hereunder, then Federated reserves the right to receive the Penalty Amount in cash or stock.

SECTION 3.

No Further Amendment. Except as expressly modified by this Amendment, all of the terms and conditions of the Original Agreement and the First Amendment shall remain in full force and effect.

SECTION 4.

Effect of Amendment. From and after the execution of this Amendment by the parties hereto, any reference to the Original Agreement, as amended, shall be deemed a reference to the Original Agreement as previously amended and as amended hereby.

SECTION 5.

Captions.  The captions of the various sections of this Amendment have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any provision of this Amendment or the Original Agreement, as amended, or affect the construction thereof.

SECTION 6.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.

IN WITNESS WHEREOF, this Joint Venture Agreement has been executed by the parties this ______ day of June, 2009.

Endeavor Power Corp.

By: ____________________________________

Its:  ____________________________________

Federated Energy Corporation

By: ____________________________________

Its:  ____________________________________

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